UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2014

ALL MARKETING SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35597

(Commission File Number)

26-3895737

(IRS Employer Identification No.)

112 North Curry Street, Carson City, NV 89703

(Address of principal executive offices)

775-321-8206

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2014, All Marketing Solutions, Inc. (the "Company") entered into a Consulting Agreement (the "Consulting Agreement") with Quality Software Technologies DOO ("QST"), a Serbia corporation, pursuant to which QST will provide the following outsourced services:

  software design services,
  development services,
  quality assurance testing services,
  support services, and
  internet social marketing services

  Under the terms of the Consulting Agreement, QST agrees to provide consulting services (the "Services") specified in the Statement of Work attached to the Consulting Agreement as Exhibit A, as amended from time to time by Supplemental Statements of Work and AMS agrees to pay QST for the Services in accordance with the fee schedule set forth in the Statement of Work.

  Under the terms of the Consulting Agreement, QST agrees that the Company is the owner of all right, title and interest in all work and all related materials that are used by, developed for, or paid for by the Company in connection with the performance of any Services provided by QST and QST agrees that all copyrights, patents, and other proprietary rights in all work and all related materials that are paid for by the Company or developed by QST in connection with this Consulting Agreement are owned by the Company and QST hereby assigns to the Company all right, title and interest in such copyrights, patents, and other proprietary rights.

  The Consulting Agreement contains other provisions, covenants, representations, and warranties made by QST that are typical in transactions of this type and complexity.

  A copy of the Consulting Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01. The foregoing description of the Consulting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Consulting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  On January 15, 2014, All Marketing Solutions, Inc. (the "Company") announced it had completed the acquisition of technology that will allow consumers to consolidate multiple Cloud Storage Services and have them appear as a single local device.

  On January 21, 2014, the Company announced that Nikola Pizurica would be joining the Company as President, effective immediately.

  On January 28, 2014, the Company announced the launch of its new website OneBigDrive.com and the availability of the OneBigDrive application.

  Today, in connection with these previous announcements and as part of the Company's plans for the OneBigDrive website and products/services, the Company's current Chief Executive Officer ("CEO"), Chief Financial Officer, Treasurer, Secretary, and sole director, Wagner Yomoguita, has resigned, effective March 17, 2014.

  Nikola Pizurica, President of All Marketing Solutions, Inc. has been appointed Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary to replace the Company's outgoing CEO, Wagner Yomoguita. Mr. Pizurica has also been named the sole director of the Company, replacing Mr. Yomoguita.

  All Marketing Solutions, Inc. is filing the attached ACTION BY WRITTEN CONSENT OF THE SOLE DIRECTOR OF THE BOARD OF DIRECTORS OF ALL MARKETING SOLUTIONS, INC. dated 17 March 2014 to ensure that investors and other interested parties are informed in a consistent and fair manner about the Company's ongoing business development.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
1	Action by Written Consent of the Sole Director of the Board of Directors of All Marketing Solutions, Inc.
2.1	Consulting Agreement, dated as of March 19, 2014, by and among All Marketing Solutions, Inc. and Quality Software Technologies Doo

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  ALL MARKETING SOLUTIONS, INC.

  By: /s/ Nikola Pizurica

Nikola Pizurica
Chief Executive Officer

  Dated: March 21, 2014